UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2007

NB TELECOM, INC.

(Exact name of registrant as specified in its charter)

NEVADA		333-134073	04-3836208
	(State or other jurisdiction of incorporation)		(Commission File Number)
(IRS Employer Identification No.)

106 May Drive Saxonburg, Pennsylvania
16056			(Address of principal executive offices)
(ZIP Code)			Registrant’s telephone number, including area code: (724) 352-7606

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01

Other Events.

NB Telecom, Inc. (the "Company") has previously issued rights to purchase up to 6,000,000 shares of its common stock to holders of record at 5:00 p.m., New York time on August 24, 2006.  Such rights granted each shareholder with the right to purchase .12089 shares of common stock for each shares of common stock currently held.  The subscription price for the exercise rights is $.10 per share, payable in cash.  The subscription period for the rights expires at 5:00 p.m., New York time on December 31, 2007; however, Management of the Company has the authority to amend or extend the subscription period for the rights.

On December 26, 2007, the Board of Directors of the Company voted to extend the subscription period for the rights from 5:00 p.m., New York time on December 31, 2007 to 5:00 p.m., New York time on December 31, 2008.  The Board of Directors also reserves the right to withdraw the rights offering at any time prior to the expiration date of the rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 27, 2007	NB TELECOM, INC.

By: /s/ Craig Burton
Craig Burton, Secretary

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